UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ATHENE HOLDING LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 Online Go to www.investorvote.com/ATH or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 8:00 a.m., Eastern Time, on June 3, 2019. Shareholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Athene Holding Ltd. 2019 Annual General Meeting to be Held on June 4, 2019 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2019 proxy statement, proxy card and annual report to shareholders are available at: www.investorvote.com/ATH Easy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/ATH. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 25, 2019 to facilitate timely delivery. 2NOT COY + 0301GE

Shareholder Meeting Notice Athene Holding Ltd.’s (the “Company”) Annual General Meeting of Shareholders will be held on June 4, 2019 at The Langham Hotel, 1c Portland Place, Regent Street, London, W1B 1JA, United Kingdom at 8:30 a.m., Greenwich Mean Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR the election of all nominees; and FOR Proposals 6-10: 1. to elect James Belardi, Matthew Michelini, Brian Leach, Gernot Lohr, and Marc Rowan to serve as a Class I director of the Company until the 2022 annual general meeting of the Company; Scott Kleinman to serve as a Class II director of the Company until the 2020 annual general meeting of the Company; and Mitra Hormozi to serve as a Class III director of the Company until the 2021 annual general meeting of the Company; 2. to authorize the election by the Company of James Belardi, Robert Borden, Frank L. Gillis, Gernot Lohr, Hope Taitz and William J. Wheeler to be directors of Athene Life Re Ltd. (“ALRe”) to serve until the 2020 annual general meeting of the Company or such other period of time as permitted by ALRe’s constituent documents; 3. to authorize the election by the Company of Natasha S. Courcy, Frank L. Gillis and William J. Wheeler to be directors of Athene Bermuda Employee Company Ltd. (“ABEC”) to serve until the 2020 annual general meeting of the Company or such other period of time as permitted by ABEC’s constituent documents; 4. to authorize the election by the Company of Natasha S. Courcy, Frank L. Gillis and William J. Wheeler to be directors of Athene IP Holding Ltd. (“AIPH”) to serve until the 2020 annual general meeting of the Company or such other period of time as permitted by AIPH’s constituent documents; 5. to authorize the election by the Company of Natasha S. Courcy and William J. Wheeler to be directors of Athene IP Development Ltd. (“AIPD”) to serve until the 2020 annual general meeting of the Company or such other period of time as permitted by AIPD’s constituent documents; 6. to appoint PricewaterhouseCoopers LLP (“PwC”), an independent registered accounting firm, as the Company’s independent auditor to serve until the close of the Company’s next annual general meeting in 2020; 7. to refer the determination of the remuneration of PwC to the Audit Committee of the Board of Directors of the Company; 8. to vote on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers; 9. to approve the Twelfth Amended and Restated Bye-laws of the Company; and 10. to approve the Company’s 2019 Share Incentive Plan. Visit http://www.langhamhotels.com/en/the-langham/london/overview/location/ for directions to the Athene Holding Ltd. 2019 Annual General Meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.investorvote.com/ATH. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Athene” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 25, 2019.